EXHIBIT 8.1

[                ], 2019

salesforce.com, inc.

Salesforce Tower

415 Mission Street, 3rd Floor

San Francisco, California 94105

Tableau Software, Inc.

1621 North 34th Street

Seattle, Washington 98103

Ladies and Gentlemen:

We have acted as special counsel to salesforce.com, inc., a Delaware corporation (“Parent”), in connection with an exchange offer (the “Offer”) to acquire any (subject to the Minimum Condition) and all of the common stock of Tableau Software, Inc., a Delaware corporation (the “Company”) commenced by Sausalito Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”) and the merger (the “Merger”) of Purchaser, with and into the Company, with the Company being the surviving entity, each pursuant to the Agreement and Plan of Merger, dated as of June 9, 2019 (the “Merger Agreement”), by and between Parent, Purchaser and the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement. At both your requests, in connection with the effectiveness of the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) of Parent, including the preliminary prospectus/offer to exchange forming a part thereof, relating to the Offer and the Merger, we are rendering our opinion concerning certain United States federal income tax matters.

In providing our opinion, we have examined the Merger Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Merger Agreement and in the Registration Statement are true, complete and correct, (iii) the statements and representations made by Parent, Purchaser and the Company in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, (v) the Merger will qualify as a statutory merger under the DGCL, and (vi) Parent, Purchaser, the Company and their respective subsidiaries will treat the Offer and the Merger, taken together, for United States federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

salesforce.com, inc.

Tableau Software, Inc.

[                ], 2019

Based upon and subject to the foregoing, we hereby confirm that, subject to the qualifications and limitations described herein and therein, the statements contained in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences—U.S. Holders” and “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” constitute our opinion as to the material U.S. federal income tax consequences of the Offer and the Merger.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Parent or the Company of any such change or inaccuracy that may occur or come to our attention. In addition, our opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events.

We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,